Exhibit 10.14

EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “ Agreement ”), dated as of June 1 1 , 2025 (the “ Effective Date ”), is made by and between Z SQUARED INC . , a Wyoming corporation (together with its successors and assigns, the “ Company ”), and Brian Cogley (the “ Executive ”) . WHEREAS , the Company desires to employ the Executive on the terms and conditions set forth herein ; and WHEREAS , the Executive desires to be employed by the Company on such terms and conditions. NOW, THEREFORE , in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows : 1. Employment and Term . (a) Effective as of the Effective Date, the Company shall employ the Executive, and the Executive accepts such employment by the Company, upon the terms and conditions set forth herein . (b) Subject to the remainder of this Section and the provisions for termination hereinafter provided in Section 5 , the term of the Executive’s employment hereunder shall be from the Effective Date through and including June 11 , 2028 (the “ Employment Period ”) . For the avoidance of doubt, the Employment Period shall not include any Severance Period (as hereinafter defined) . 2. Duties . (a) Throughout the Employment Period, the Executive shall be the Chief Financial Officer of the Company reporting directly to the Chief Executive Officer of the Company, and shall have all duties and authorities as customarily exercised by an individual serving in such position in a company the nature and size of the Company . The Executive shall at all times comply with all written Company policies applicable to him . The Executive shall undertake such travel as is reasonably required for his duties hereunder . (b) Throughout the Employment Period, the Executive shall use his best efforts to perform his duties under this Agreement fully, diligently and faithfully, and shall use his best efforts to promote the interests of the Company and its subsidiaries and affiliates . (c) Executive shall devote substantially all of his business time to the affairs of the Company ; provided , however , that anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) with the prior written consent of the Board, which consent will not be unreasonably withheld or delayed, serving on the boards of directors of other business entities, trade associations and/or charitable organizations, including, without limitation, the entities where the Executive was serving as a director on the date of this Agreement, (ii) engaging in charitable activities and community affairs, (iii) managing his personal and/or family investments and affairs, and (iv) engaging in any other activities approved by the Board ; provided that the activities described above do not interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder . Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

2 3. Compensation . As compensation for his services to be performed hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following compensation and other benefits : (a) Base Salary . Effective as of the Effective Date, and continuing through the end of the fiscal year 2025 , the Executive’s Base Salary shall be a rate of $ 180 , 000 per annum, to be paid in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws . As of January 1 , 2026 the Executive’s Base Salary shall be a rate of $ 200 , 000 per annum . The Compensation Committee of the Board (the “ Compensation Committee ”) shall periodically review such Base Salary and may increase or decrease such Base Salary from time to time (but not below the lowest amount set forth herein), in its sole discretion . After any increase or decrease, the term “Base Salary” shall mean such increased or decreased amount . (b) Annual Bonus . In addition to the Base Salary, subject to the approval of the Board, the Executive shall be entitled to an annual bonus in the form of restricted stock units (RSUs) having a grant date fair market value equal to one times ( 1 x) the Executive’s then - current Base Salary, which as of the Effective Date equates to $ 180 , 000 . 00 . Such RSUs shall vest in equal quarterly installments over a one - year period from the date of grant, subject to the Executive’s continued employment with the Company on each applicable vesting date . The RSUs shall otherwise be subject to the terms and conditions of the Company’s equity incentive plan and applicable award agreement(s), which shall in all cases govern the terms of the award and be incorporated into this Agreement . (c) Stock Appreciation Bonus . Subject to the approval of the Board, the Executive shall be granted, as of the Effective Date, an option to purchase 100 , 000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the Company’s common stock on the Effective Date (the “ Appreciation Options ”) . The Appreciation Options shall vest in full upon the date on which the fair market value of the Company’s common stock increases by fifty percent ( 50% ) above the value on the Effective Date, as determined by the Board in its reasonable discretion . The Appreciation Options shall remain exercisable for a period of ten (10) years from the Effective Date, subject to earlier termination in accordance with the terms of the Company’s equity incentive plan and the applicable award agreement(s), which shall in all cases govern the terms of the award and be incorporated into this Agreement . (d) Equity Awards . The Compensation Committee may, in its sole discretion, grant Executive additional equity awards from time to time under the Company’s equity incentive plans . (e) Benefit Plans . During the Employment Period and as provided in Section 5 , the Executive shall be entitled to participate in any and all employee welfare and health benefit plans (including, but not limited to, life insurance, health and medical, dental and disability plans) and other employee benefit plans, in effect from time to time, on a basis no less favorable than the basis on which any other senior executive participates, to the extent consistent with applicable law and the terms of the applicable plan ; provided that nothing herein contained shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations hereunder . (f) Vacation and Other Benefits . During the Employment Period, the Executive shall be entitled to not less than four weeks of paid vacation during each calendar year of his employment hereunder and to sick days and other paid time off for religious and personal reasons, in each case in accordance with the Company’s vacation and paid time off policies and procedures (including with respect to accrual), as in effect from time to time . The Company shall pay or reimburse all reasonable out - of - pocket business, entertainment and travel expenses incurred by the Executive during the Employment Period in Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

3 the performance of his duties and responsibilities, in accordance with this paragraph and the Company’s expense reimbursement policies and procedures, as in effect from time to time . The Executive shall submit to the Company periodic statements of all expenses so incurred . Subject to such audits as the Company may deem necessary, the Company shall reimburse the Executive the full amount of any such expenses advanced by him promptly in the ordinary course . During the Employment Period, the Executive shall be entitled to such other fringe benefits extended or provided to any other senior executive . (g) Mobile Phone . During the Employment Period, the Company shall pay or reimburse Executive for mobile phone expenses, and for up to $ 1 , 000 for a down payment and $ 300 monthly . (h) Clawback Provisions . Notwithstanding any other provisions in this Agreement to the contrary, any incentive - based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) . 4. Executive Covenants . (a) Confidentiality . During the Employment Period and thereafter, Executive shall keep confidential and not divulge any Confidential Information, or allow any Confidential Information to be disclosed, published, communicated, or made available, in whole or part, to any person whatsoever . Except as required in the performance of the Executive’s authorized employment duties to the Company, Executive shall not access or use any Confidential Information, or copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company . Nothing herein shall prevent disclosure of Confidential Information (i) in the course of Executive performing Executive’s duties hereunder or otherwise complying with this Agreement, (ii) with the Company’s prior written consent ; (iii) to the extent that any such information is in the public domain other than as a result of Executive’s breach of any of his obligations hereunder ; or (iv) where required to be disclosed by law, regulation, stock exchange rule, court order, subpoena or other government process . If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 48 hours after learning of such court order, subpoena or other government process, shall notify the Company in writing (which may be by e - mail) and, at the Company’s expense, Executive shall : (x) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such court order, subpoena or other government process and (y) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof . “ Confidential Information ” means all information concerning the Company not generally known to the public, in spoken, printed, electronic or any other form or medium, including, without limitation, information relating directly or indirectly to : business processes, practices, methods, research, techniques, terms of agreements, transactions and potential transactions, know - how, trade secrets, computer programs, databases, data, technologies, manuals, supplier information, customer information, financial information, employee lists, algorithms, product plans, designs, inventions, unpublished patent applications, original works of authorship, discoveries, of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence . (b) Documents . All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries or its affiliates, whether or not prepared by the Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

4 Executive are the exclusive property of the Company, and the Executive shall surrender them to the Company, at any time upon written request of the Board, during or after the Employment Period . Anything to the contrary notwithstanding, the Executive shall be entitled to retain (i) papers and other materials (including electronic records) of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars, contact lists and personal files, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to his employment, or if applicable, his termination of employment, with the Company or any of its subsidiaries or affiliates . (c) Cooperation . The Executive hereby agrees to provide reasonable cooperation to the Company, its subsidiaries and affiliates during the Employment Period and, subject to his other personal and business commitments, any Severance Period, in any litigation, regulatory action or similar proceeding between the Company, its subsidiaries or affiliates, and third parties . (d) Specific Performance . The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to seek to have the provisions of this Section 4 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach by the Executive of the provisions of this Section 4 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company . Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive . (e) Non - Disparagement . The Executive agrees and covenants that he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties . This Section 4 (e) does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order . The Executive shall promptly provide written notice of any such order to the Board . The Company agrees and covenants that it shall cause its executive officers and directors to refrain from making any defamatory or disparaging remarks, comments or statements concerning the Executive to any third parties . (f) Acknowledgement . The Executive agrees and acknowledges that (i) as a result of his current and prior employment with the Company, Executive has obtained and will obtain Confidential Information ; (ii) the Company will suffer substantial damage which will be difficult to compute if, during the Employment Period or thereafter, Executive should divulge or use any Confidential Information ; (iii) the scope and period of solicitation restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the Company and its subsidiaries and affiliates, and (iv) the obligations and restrictions contained herein are an integral part of the consideration motivating the Company to enter into this Agreement . It is the intent of the parties that the covenants contained herein will be enforced to the fullest extent permissible under applicable law . If any particular covenant or portion of these covenants is adjudicated to be invalid or unenforceable, these covenants will be deemed amended to revise that provision or portion hereof to the minimum extent necessary to render it enforceable . Such amendment will apply only with respect to the operation of these covenants in the particular jurisdiction in which such adjudication was made . 5. Termination of Employment Period . (a) Termination Upon Death . If the Executive dies during the Employment Period, Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

5 the Employment Period and the Executive's employment hereunder shall automatically terminate . The Executive’s designated beneficiaries (or Executive’s estate in the absence of any surviving designated beneficiary) shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) any Annual Performance Bonus earned but not yet paid in accordance with Section 3 (b), (iii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (g), and (iv) payment for accrued but unused vacation, and (v) Base Salary for the period commencing on the date of termination and ending on the expiration of the Initial Period or the then - current Extension Period (the “ Remaining Contract Period ”) in accordance with Section 3 (a) . In addition, the Executive’s designated beneficiary or estate shall be entitled to any other rights, benefits or entitlements in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates, other than amounts in the nature of severance or termination payments except as provided herein . (b) Termination Upon Disability . If the Executive is deemed to have a Disability (as defined below) during the Employment Period, the Employment Period and the Executive's employment hereunder may be terminated by the Company, immediately upon written notice to the Executive . The Executive shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) any Annual Performance Bonus earned but not yet paid in accordance with Section 3 (b), (iii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (g), and (iv) payment for accrued but unused vacation . The Company shall maintain, at its cost and expense, a disability insurance policy providing for payment in lieu of compensation for services with coverage customary for similarly situated executive officers . In addition, the Executive shall be entitled to any other rights, benefits or entitlements in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates, other than amounts in the nature of severance or termination payments except as provided herein . (c) Termination by the Company for Cause or by the Executive without Good Reason . The Employment Period and the Executive's employment hereunder may be terminated by the Company for Cause (as defined below), immediately upon written notice to the Executive, or by the Executive without Good Reason (as defined below), upon not less than thirty (30) days’ written notice to the Company . The Executive shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (g), and (iii) payment for accrued but unused vacation required by law to be paid as well as unpaid bonuses . (d) Termination by the Company without Cause or by Executive for Good Reason . The Employment Period and the Executive's employment hereunder may be terminated by the Company without Cause, upon not less than thirty (30) days’ written notice to the Executive, or by the Executive with Good Reason, upon not less than thirty (30) days’ written notice to the Company . The Executive shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) any Annual Performance Bonus earned but not yet paid in accordance with Section 3 (b), (iii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (g), (iv) payment for accrued but unused vacation, and (v) subject to (A) the Executive having executed a general release and waiver in a form reasonably satisfactory to the Company and such general release and waiver having become effective, (B) the Executive complying with the covenants set forth in Section 4 , the Base Salary then in effect for a severance period commencing upon the date of termination and ending three (3) months thereafter (such period, the “ Severance Period ”) in accordance with Section 3 (a) . In addition, Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

6 the Executive shall be entitled to any other rights, benefits or entitlements in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates, other than amounts in the nature of severance or termination payments except as provided herein . If the Executive dies during any Severance Period during which he is entitled to benefits pursuant to this Section, his designated beneficiaries (or his estate in the absence of any surviving designated beneficiary) shall continue to receive the compensation and benefits that the Executive would have otherwise received during the remainder of the Severance Period . (e) Termination Upon a Change in Control . If within twelve (12) months after a Change in Control, the Employment Period and the Executive's employment hereunder are terminated by the Company without Cause or by the Executive for Good Reason pursuant to Section 5 (d), in lieu of the amounts due under clause (v) of Section 5 (d), subject to (A) the Executive having executed a general release and waiver in a form reasonably satisfactory to the Company and such general release and waiver having become effective, (B) the Executive having resigned from the Board, and (C) the Executive complying with the covenants set forth in Section 4 , the Company shall pay the Executive in cash an amount equal to twelve (12) months of the Base Salary of the Executive then in effect, in a lump sum to be paid as soon as practicable following the effective date of such general release and waiver (but in no event later than thirty (30) days following such date) . (f) Disability . For purposes of this Agreement, “ Disability ” shall mean mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for more than 180 days out of any 365 - day period during the Employment Period . A determination of Disability shall be made by the Compensation Committee in its reasonable discretion . Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company . If the Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing . (g) Cause . For purposes of this Agreement, “ Cause ” shall occur upon: (i) the Executive having willfully failed to perform his duties under this Agreement (other than any such failure reasonably related to Executive’s physical or mental illness) ; (ii) the Executive having willfully failed to comply after a written warning to the Executive with a reasonable period of time to comply with any valid and legal directive of the Board clearly documented in the Board minutes ; (iii) the Executive’s having materially breached or violated any obligation under this Agreement (where “material” shall include, but not be limited to, a breach of the Executive’s covenants set forth in Section 4 ), or any other written agreement between the Executive and the Company, or any of the Company’s written policies or codes of conduct ; (iv) the Executive having willfully exposed the Company to criminal liability substantially caused by the Executive which results in a material adverse effect on the business, financial condition or results of operations of the Company ; (v) the Executive having engaged in dishonesty, illegal conduct, misconduct or gross negligence related to the Executive’s employment with the Company (where “dishonest” Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

7 shall include, but not be limited to, Executive’s knowingly or recklessly making a material misstatement or omission for Executive’s personal benefit); (vi) the Executive having engaged in embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company; or (vii) the Executive having been convicted of or entered a plea of nolo contendere with respect to a criminal offense constituting a felony (or state law equivalent). For purposes of the foregoing, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive with the reasonable belief that the Executive’s action or omission was not in the best interests of the Company . Any act or failure to act that is expressly authorized by the Board pursuant to a resolution duly adopted by the Board, or pursuant to the written advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in the best interests of the Company . Termination of the Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board, finding that an event described in any of clauses (i) - (viii) above has occurred . Except for such an event which, by its nature, cannot reasonably be expected to be cured, the Executive shall have twenty (20) business days from the delivery of such resolution by the Company within which to cure any events constituting Cause . The Company may place the Executive on paid leave for up to sixty (60) days while it is determining whether there is a basis to terminate the Executive’s employment for Cause . Any such action by the Company will not constitute Good Reason . (h) Good Reason . For purposes of this Agreement, “ Good Reason ” shall occur upon: (i) a material diminution of the Executive’s duties and responsibilities provided in Section 2 (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law), including, without limitation, the removal of the Executive as the Chief Financial Officer of the Company ; (ii) a material increase of Executive’s duties and responsibilities provided in Section 2 , of permanent, significant and/or indefinite duration or anticipated to be of permanent, significant and/or indefinite duration, without a mutually agreed upon material increase in compensation detailed in Section 3 ; (iii) a material reduction of Base Salary (other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportions); (iv) a material breach of this Agreement by the Company; or (v) the failure of a successor to all or substantially all of the Company’s business and/or assets to promptly assume and continue the Company’s obligations under this Agreement, whether contractually or as a matter of law, within fifteen (15) days of such transaction ; provided , however , Good Reason shall only be deemed to occur if the Executive gives the Company notice that an event described in any of clauses (i) - (vi) above has occurred, and the Company does not cure the event constituting Good Reason within forty five (45) days following such notice . (i) Change in Control . For purposes of this Agreement, a “ Change in Control ” shall occur if or upon the occurrence of: Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

8 (i) any “person” (as such term is defined in Section 3 (a)(9) of the Securities Exchange Act of 1934 (the “ Exchange Act ”) and as used in Section 13 (d)(3) and 14 (d)(2) of the Exchange Act), is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13 d - 3 under the Exchange Act), directly or indirectly, of securities representing 50 % or more of the combined voting power of the Company’s outstanding securities eligible to vote for election of directors of the Company ; (ii) the individuals who, as of the Effective Date of this Agreement, are members of the Board (the “ Incumbent Board ”), cease for any reason to constitute at least two - thirds of the Incumbent Board ; provided , however , that if either the election of any new director or the nomination for election of any new director was approved by a vote of more than two - thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board ; provided further , however , that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14 a - 11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “ Proxy Contest ”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest ; or (iii) consummation of a reorganization, merger or consolidation, sale, disposition of all or substantially all of the assets or stock or any other similar corporate event of the Company (a “ Business Combination ”), in each case, unless following such Business Combination, (a) all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company voting stock entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 % of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company’s stock or all or substantially all of its assets either directly or through one or more subsidiaries) (the “ Surviving Corporation ”) and (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the relevant Surviving Corporation . (j) Timing of Payments and Section 409 A of the Code . This Agreement is intended to comply with Section 409 A of the Internal Revenue Code of 1986 , as amended (the “Code’) or an exemption thereto, and, to the extent necessary in order to avoid the imposition of an additional tax on the Executive under Section 409 A of the Code, payments may only be made under this Agreement upon an event and in a manner permitted by Section 409 A of the Code . As such, notwithstanding anything to the contrary in this Agreement or elsewhere, if the Executive is a “specified employee” as determined pursuant to Section 409 A (“ Section 409 A ”) of the Code as of the date of his “separation from service” (within the meaning of Final Treasury Regulation 1 . 409 A - 1 (h)) and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409 A and (y) cannot be paid or provided in the manner otherwise provided without subjecting the Executive to “additional tax”, interest or penalties under Section 409 A, then any such payment or benefit that is payable during the first six months following his “separation from service” shall be paid or provided to the Executive in a cash lump - sum, with interest at LIBOR, on the first business day of the seventh calendar month following the month in which his “separation from service” occurs . If the Executive dies during the 6 - month period prior to the payment of benefits, the amounts the payment of which is deferred on account of Section 409 A of the Code shall be paid to the personal representative of the Executive’s estate within 60 calendar days after the date of the death . In addition, any payment or benefit due upon a termination of his Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

9 employment that represents a “deferral of compensation” within the meaning of Section 409 A, to the extent necessary in order to avoid the imposition of any additional tax on the Executive under Section 409 A of the Code, shall only be paid or provided to the Executive upon a “separation from service” . Notwithstanding anything to the contrary in this Agreement or elsewhere, any payment or benefit under this Agreement that is exempt from Section 409 A pursuant to Final Treasury Regulation 1 . 409 A - 1 (b)(9)(v)(A) or (C) shall be paid or provided to the Executive only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of his second taxable year following his taxable year in which the “separation from service” occurs . Finally, for the purposes of this Agreement, amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409 A to the extent provided in the exceptions in Treasury Regulation Sections 1 . 409 A - 1 (b)(4) (“short - term deferrals”) and (b)(9) (“separation pay plans”), including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1 . 409 A - 1 through A - 6 . Each payment under this Agreement shall be treated as a separate identified payment for purposes of Section 409 A . With respect to any reimbursement of expenses of, or any provision of in - kind benefits to, the Executive, as specified under this Agreement, that constitute “deferral of compensation” subject to Section 409 A, such reimbursement of expenses or provision of in - kind benefits shall be subject to the following conditions : (a) the expenses eligible for reimbursement or the amount of in - kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in - kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105 (b) of the Code ; (b) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred ; and (c) the right to reimbursement or in - kind benefits shall not be subject to liquidation or exchange for another benefit . The Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions as are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to the Executive under Section 409 A of the Code . In no event will the Company reimburse the Executive for any taxes that may be imposed as result of Section 409 A of the Code . (k) Health Continuation Coverage . If the Employment Period and Executive’s employment hereunder are terminated pursuant to Sections 5 (a), 5 (b) or 5 (d) and the Executive (or the Executive’s designated beneficiaries or estate) properly and timely elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“ COBRA ”), the Company shall reimburse the Executive for the monthly COBRA premium paid by the Executive (or the Executive’s designated beneficiaries or estate) for the Executive and/or the Executive’s dependents until the earlier of (i) the end of the Remaining Contract Period (in the case of a termination pursuant to Sections 5 (a) or 5 (b) ) or the end of the Severance Period (in the case of termination pursuant to Section 5 (d) ), (ii) the date Executive and/or Executive’s dependents are no longer eligible to receive COBRA continuation coverage, and (iii) the date on which the Executive and/or Executive’s dependents become eligible to receive substantially similar coverage from another employer . Any reimbursement for COBRA premiums shall be paid to the Executive (or the Executive’s designated beneficiaries or estate) on the first ( 1 st) business day of the month immediately following the month in which the Executive (or the Executive’s designated beneficiaries or estate) timely remits the premium payment . Notwithstanding anything herein to the contrary, if the Company’s reimbursement of COBRA premiums would violate the nondiscrimination rules applicable to non - grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the parties agree to reform such obligation in a manner as is necessary to comply with the ACA . 6 . No Mitigation of Damages ; No Offset . In the event the employment of the Executive under this Agreement is terminated for any reason, the Executive shall not be required to seek other employment so as to minimize any obligation of the Company to compensate him for any damages he may suffer by reason of such termination . In addition, except as expressly set forth herein, the Company or any Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

10 of its subsidiaries or affiliates shall not have a right of offset against any payments due to the Executive under this Agreement on account of any remuneration the Executive receives from subsequent employment. 7. Insurance . The Company agrees to maintain for the Executive a directors’ and officers’ liability insurance policy not less favorable than any policy that the Company or any subsidiary or affiliate thereof maintains for its directors and executive officers in general for a period of at least six years following the termination of the Executive’s employment . ] 8. Section 280 G of the Code . If any payment or benefit under this Agreement or otherwise (the “ Payments ”) constitutes an “excess parachute payment” within the meaning of Section 280 G of the Code, which would be subject (in whole or part) to the excise tax imposed under Section 4999 of the Code, the Payments shall be reduced so that no part of such Payments constitutes an excess parachute payment ; provided , however , that such reduction shall occur if and only if the net after - tax payment to the Executive after the reduction is greater than the net after - tax payment without such reduction . For purposes of this Section 8 , the Executive shall be deemed subject to the highest rate with respect to any applicable taxes . In their determinations with respect to this Section 8 , the Company and the Executive may rely on the calculations and analysis by a recognized national accounting firm that the Executive shall have the right to appoint from the three choices amongst such accounting firms provided by the Company . The Company shall name the three national accounting firms for the Executive to select promptly and without delay . Any fees and expenses charged by such accounting firm with respect to calculations and analysis hereunder shall be the obligation of and paid by the Company as they come due, promptly and without delay . All other reasonable costs, fees and expenses with respect to the subject matter described in this Section 8 , including those incurred to retain legal counsel for the Executive shall be borne by the Company . 9. No Conflicting Agreements . As of the date of this Agreement, the Executive hereby represents and warrants to the Company that his entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of any other employment or other written agreement to which he is a party . The Company represents and warrants that it is a corporation duly organized and existing under the laws of the State of Wyoming and that execution and delivery of this Agreement has been duly authorized by all necessary corporate action . 10. Assignment . (a) By the Executive . This Agreement and any obligations hereunder shall not be assigned, pledged, alienated, sold, attached, encumbered or transferred in any way by the Executive and any attempt to do so shall be void . Notwithstanding the foregoing, the Executive may transfer his rights and entitlements to compensation and benefits under this Agreement or otherwise pursuant to will, operation of law or in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates . (b) By the Company . Provided the substance of the Executive’s duties set forth in Section 2 shall not change, and provided that the Executive’s compensation as set forth in Section 3 shall not be adversely affected, the Company may assign or transfer its rights and obligations under this Agreement, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law . (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns . Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

11 11. Arbitration . Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Miami, Florida before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining . In any such arbitration, one arbitrator shall be selected by each of the parties, and the third arbitrator shall be selected by the first two arbitrators . The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof . The arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration ; provided , however , that nothing in this Section 11 shall be construed so as to deny the Company the right and power to seek injunctive relief in a court of equity for any breach or threatened breach of the Executive of any of his covenants contained in Section 4 . 12. Notices . All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally to the party to receive the same, (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, or (iii) when transmitted by electronic mail, in each case addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 12 : If to the Company: Z Squared Inc. 550 South Andrews Ave. Ste #700 Fort Lauderdale, FL 33301 Email: ifor@zsquaredinc.com Attn: Board of Directors If to the Executive: To the most recent home address as indicated in the Company’s records With a copy to: BakerHostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, CA 90067 Email: jrlanis@bakerlaw.com Attn: JR Lanis 13. Miscellaneous . (a) If any provision of this Agreement shall, for any reason, be adjudicated by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not effect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered . (b) No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, power and remedies . No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy . (c) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart . Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

12 (d) All payments required to be made to the Executive by the Company hereunder shall be subject to any applicable withholding under any applicable Federal, state, or local tax laws . Any such withholding shall be based upon the most recent form W - 4 filed by the Executive with the Company, and the Executive may from time to time revise such filing . (e) This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof, but excluding, to the extent not expressly modified by the provisions of this Agreement, any outstanding equity award agreements, any nondisclosed agreement, any “work for hire” or intellectual property assignment agreement and any indemnification agreement . No change, alteration or modification hereof may be made except in writing signed by both parties hereto . Any waiver to be effective must be in writing, specifically referencing the provision of this Agreement being waived and signed by the party against whom enforcement is being sought . Except as otherwise expressly provided herein, there are no other restrictions or limitations on the Executive’s activities following termination of employment . The headings in this Agreement are for convenience of reference only and shall not be considered part of this Agreement or limit or otherwise affect the meaning hereof . (f) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the state of Wyoming (disregarding any choice of law rules which might look to the laws of any other jurisdiction) . (g) Except as otherwise expressly set forth in this Agreement, upon the termination or expiration of the Employment Period, the respective rights and obligations of the parties shall survive such termination or expiration to the extent necessary to carry out the intentions of the parties as embodied under this Agreement . This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding hereunder and shall not be terminated by either party without the express prior written consent of both parties . [Signature Page Follows] Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above. Z Squared Inc. By: Name: Brian Cogley Title: CFO David Halabu Docusign Envelope ID: EEA2307C - 2153 - 4FBC - 84DA - 0515563D97DE [Signature Page to Executive Employment Agreement]